Exhibit 107
Calculation of Filing Fee Tables
424(b)(2)
(Form Type)
D.R. Horton, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.500% Senior Notes due 2035	Rule 457(r)	$700,000,000	99.964%	$699,748,000	.00015310	$107,131.42

	Other	Guarantees of 2035 Notes	Rule 457(n)	—	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$699,748,000		$107,131.42

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$107,131.42
This registration fee table shall be deemed
to
update the “Calculation of Registration Fee” in the
Company’s
Registration Statement on Form
S-3
(File
No. 333-280982)
in accordance with Rules 456(b) and 457(r) under the
Securities
Act of 1933, as amended.